UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March, 30, 2012

Pacific Bepure Industry Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-149898	26-1272059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 78 Kanglong East Road, Yangdaili, Chendai Township
Jinjiang City, Fujian Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (86 595) 8677 0999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a press release dated March 30, 2012 (the “Press Release”), the Company announced the Company’s intent to voluntarily remove its common stock, par value $0.0001 per share (the “Common Stock”), from quotation on the OTC Bulletin Board and to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. Following removal from the OTC Bulletin Board, the Common Stock will be quoted in the over-the-counter market in the “Pink Sheets,” a centralized electronic quotation service for over-the-counter securities. The Company expects its Common Stock will continue to trade in the Pink Sheets, so long as market makers demonstrate an interest in trading in the Common Stock. The Company can give no assurance that its Common Stock will continue to be actively traded in the Pink Sheets or on any other quotation medium.

On or about March 30, 2012, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily effect the deregistration of its Common Stock. The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its Common Stock. Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects the deregistration to become effective 90 days after filing the Form 15 with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated March 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BEPURE INDUSTRY INC.
(Registrant)
Date: March 30, 2012
	By:	/s/ Ruiquan Li
Name: Ruiquan Li
Title: President and Chief Executive Officer